UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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iSUN, INC.

(Name of Registrant as Specified in Its Charter)

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iSun, Inc.

400 Avenue D, Suite 10

Williston, VT 05495

Amendment No. 1 to Proxy Statement

This amendment, dated February 23, 2024, amends the definitive proxy statement (the “Proxy Statement”) of iSun, Inc. (the “Company”) filed with the Securities and Exchange Commission on January 29, 2024 related to the Company’s Special Meeting of Stockholders to be held on February 27, 2024 at 2:00 p.m. EDT. The purpose of this amendment is to reflect the determinations that Broadridge Financial Services, Inc. (“Broadridge”) made following its receipt of the Proxy Statement about the proposals on which banks and brokers will have discretionary voting authority. Broadridge has informed the Company that Proposals No. 1, 2, and 5 are matters for which banks and brokers will have discretionary authority to vote, so the Company does not expect any broker non-votes on these proposals. Broadridge informed the Company that banks and brokers will not have discretionary authority to vote on Proposals No. 3 and 4. The Company is supplementing the disclosure in the Proxy Statement to reflect the receipt of this information.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO VOTE YOUR SHARES. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so. If you hold your shares in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions. Since beneficial owners may not know how their bank, broker or other nominee will exercise its discretion, the Company urges beneficial owners to vote their shares in accordance with the instructions included in the materials they received from their bank, broker or other nominee.

Supplemental Information to the Proxy Statement

PROPOSAL NO. 1 - TO AUTHORIZE THE BOARD TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OF THE COMPANY’S OUTSTANDING SHARES OF COMMON STOCK BY A RATIO IN THE RANGE OF NOT LESS THAN ONE-FOR-SIX AND NOT MORE THAN ONE-FOR-TWENTY.

As described on page 12 of the Proxy Statement, the affirmative vote of a majority of the outstanding shares of common stock is required to approve the amendment to our Certificate of Incorporation. Abstentions will have the effect of a vote against this proposal. Broadridge has informed the Company that banks and brokers will have discretionary authority to vote on this proposal, so the Company does not expect broker non-votes on this proposal.

PROPOSAL NO. 2 - TO AUTHORIZE THE BOARD TO AMEND THE CERTIFICATE OF INCORPORATION, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 49,000,000 TO 100,000,000.

As described on page 21 of the Proxy Statement, the affirmative vote of a majority of the outstanding shares of common stock is required to approve the amendment to our Certificate of Incorporation. Abstentions will have the effect of a vote against this proposal. Broadridge has informed the Company that banks and brokers will have discretionary authority to vote on this proposal, so the Company does not expect broker non-votes on this proposal.

PROPOSAL NO. 3 - TO APPROVE, FOR THE PURPOSES OF NASDAQ LISTING RULE 5635, THE ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK UPON CONVERSION OF THE SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK ISSUED BY THE COMPANY ON DECEMBER 12, 2023.

As described on Page 22 of the Proxy Statement a majority of votes cast is necessary to approve the issuance of shares of the Company’s Common Stock upon conversion of the Series A Convertible Redeemable Preferred Stock issued by the Company on December 12, 2023. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Broadridge has informed the Company that banks and brokers will not have discretionary authority to vote on this proposal, so the Company expects broker non-votes on this proposal.

PROPOSAL NO. 4 - TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ADJUST VOTING REQUIREMENTS FOR CERTAIN FUTURE AMENDMENTS TO THE CERTIFICATE IN ACCORDANCE WITH RECENT AMENDMENTS TO SECTION 242(D) OF THE DELAWARE GENERAL CORPORATION LAW.

As described on page 24 of the Proxy Statement, the affirmative vote of a majority of the outstanding shares of common stock is required to approve the amendment to our Certificate of Incorporation. Abstentions and broker non-votes will have the effect of a vote against this proposal. Broadridge has informed the Company that banks and brokers will not have discretionary authority to vote on this proposal, so the Company expects broker non-votes on this proposal.

PROPOSAL NO. 5 - TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE OTHER PROPOSALS.

As described on Page 25 of the Proxy Statement a majority of votes cast is necessary to approve the adjournment of the Special Meeting. Abstentions will have no effect on the outcome of this proposal. Broadridge has informed the Company that banks and brokers will have discretionary authority to vote on this proposal, so the Company does not expect broker non-votes on this proposal.